SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 6, 2005

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

                On February 7, 2005, UbiquiTel Inc. (the “Company”) announced its financial and operating results for the quarter and full year ended December 31, 2004 and financial and operating guidance for the year 2005 in the press release furnished herewith as Exhibit 99.1 and incorporated herein by reference thereto.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                (a)  The Company recently reviewed its accounting practices with respect to leasing transactions.  As a result of this review and in consultation with the Company’s audit committee of the board of directors, on February 6, 2005, the Company determined that it was appropriate to restate its consolidated financial statements for the years ended December 31, 2000 through December 31, 2003 and the nine months ended September 30, 2004. Historically, when accounting for tower leases with renewal options, the Company recorded rent expense on a straight-line basis over the initial non-cancelable lease term, excluding any potential renewal periods.  The restatements recognize rent expense on a straight-line basis over the lease term (as defined by paragraph 5(f) of Statement of Financial Accounting Standards No. 13, “Accounting for Leases”) of the Company’s tower leases and limit the life of leasehold improvements including depreciable cell site assets to the shorter of the asset life or the lease term.  The restatements do not affect the Company’s historical or future net cash flows from operating, investing or financing activities or the timing of payments under the related leases.  The restatements resulted from the correction of accounting errors and were not attributable to any material non-compliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

The Company will restate its consolidated financial statements for the years 2003 and 2002 as well as the first three quarters of year 2004. The cumulative effect of the restatements through September 30, 2004 is an increase of $1.5 million in the deferred rent liability and accumulated deficit as of September 30, 2004.  Cost of service and operations expense for the period January 1 through September 30, 2004 and for the years ended December 31, 2003 and 2002 increased by $0.1 million, $0.5 million and $0.5 million, respectively.  The restatements increased net loss per share by $0.01 for 2003.  Net loss per share was unaffected for 2002 and for the period January 1 through September 30, 2004 (and thus for 2004).  The effect on the year ended December 31, 2001 was $0.4 million. The cumulative effect of the restatements for all years prior to 2002 was $0.4 million, which was recorded as an adjustment to opening stockholders’ equity at January 1, 2002.

                As a result of these restatements, the financial statements for the years ended December 31, 2002 and 2003 and the quarterly periods ended March 31, June 30 and September 30, 2004 contained in the Company’s prior filings with the Securities and Exchange Commission should no longer be relied upon.  The Company anticipates that it will file with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2004 no later than March 16, 2005, its accelerated (75-day) filing deadline, with appropriate restatements.

                The Company’s audit committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.  The following Exhibit is furnished with this report.

Exhibit No.	Description

99.1	Press Release dated February 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: February 10, 2005	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 7, 2005